UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

FMG ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock and Warrants of FMG Acquisition Corp.

(2)	Aggregate number of securities to which transaction applies: Acquisition of all of the outstanding securities of United Insurance Holdings L.C.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)
Proposed maximum aggregate value of transaction:
$104,316,270 (including $25,000,000 in cash, up to 8,750,000 shares of FMG common stock valued at $8.00 per share, up to $5,000,000 of additional consideration which will be paid to the members of United in the event certain net income targets are met by United; 1,093,750 newly issued common stock purchase warrants identical in all respects to the warrants issued in FMG’s IPO, up to an additional 212,877 newly issued common stock purchase warrants identical in all respects to the warrants issued in FMG’s IPO and up to an additional 212,877 shares of FMG common stock) is being paid in exchange for all outstanding capital stock, options and warrants.

(5)	Total fee paid: $3,126.00 (previously paid)

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FMG ACQUISITION CORP.
Four Forest Park
Farmington, Connecticut 06032

Supplement Proxy Statement
of
FMG Acquisition Corp.
For
Special Meeting of Stockholders
To be held on September 29, 2008

The date of this Supplement is September 23, 2008

To Our Stockholders:

On September 4, 2008 FMG Acquisition Corp. (“FMG” or the “Company”) filed with the Securities and Exchange Commission and mailed to its stockholders its definitive proxy statement (“Proxy Statement”) with respect to a special meeting of stockholders to be held on September 29, 2008 (“Special Meeting”). As previously disclosed, stockholders of record as of September 5, 2008 (“Record Date”) are entitled to attend and vote at the Special Meeting. The Special Meeting will be held at 10:00 a.m., Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY, 10017.

This supplemental information to the Proxy Statement is being mailed on September 22, 2007 to FMG stockholders of record as of the Record Date. At the Special Meeting, stockholders are being asked to vote in favor of the following proposals, as more fully described in the Proxy Statement:

•
The Merger Proposal—the proposed acquisition of all of the issued membership units of United Insurance Holdings, L.C., a Florida limited liability company (“United”), pursuant to the Agreement and Plan of Merger, dated as of April 2, 2008, as amended and restated on each of August 15, 2008 and September 23, 2008, by and among the Company, United and United Subsidiary Corp., and the transactions contemplated thereby (“Proposal 1” or the “Merger Proposal”);

•
The First Amendment Proposal—the amendment to the Company’s amended and restated certificate of incorporation (the “First Certificate of Incorporation Amendment”), to remove certain provisions containing procedural and approval requirements applicable to the Company prior to the consummation of the business combination that will no longer be operative following consummation of the Merger (“Proposal 2” or the “First Amendment Proposal”);

•
The Second Amendment Proposal—the amendment to the Company's amended and restated certificate of incorporation (the “Second Certificate of Incorporation Amendment”), to increase the amount of authorized shares of common stock from 20,000,000 to 50,000,000 (“Proposal 3” or the “Second Amendment Proposal”);

•
The Third Amendment Proposal—the amendment to the Company’s amended and restated certificate of incorporation (the “Third Certificate of Incorporation Amendment”), to change the name of the Company to United Insurance Holdings Corp. (“Proposal 4” or the “Third Amendment Proposal”);

•
The Director Proposal—to elect three (3) directors to the Company’s Board of Directors nominated by United pursuant to the Merger Agreement to hold office until their successors are elected and qualified (“Proposal 5” or the “Director Proposal”);

•
The Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Special Meeting, the Company would not have been authorized to consummate the Merger (“Proposal 6” or the “Adjournment Proposal”); and

•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Merger Proposal, the Amendment Proposals, the Director Proposal and the Adjournment Proposal are explained in more detail in the Definitive Proxy Statement and are sometimes referred to collectively as the “Proposals”.

A copy of this supplement to the Proxy Statement has been filed as Exhibit 99.1 to the Current Report on Form 8-K filed by FMG on September 23, 2008.

TERMINATION OF TENDER OFFER

In the Proxy Statement, FMG stated that its tender offer, which began on August 29, 2008, was to expire at 5:00 PM Eastern Daylight Time on September 29, 2008. PM Eastern Daylight Time on September 29, 2008. FMG has terminated the tender offer as of September 22, 2008. The Company has withdrawn the Offer since it did not believe the business objectives of the Offer could be met due to the procedural requirements of the tender offer rules. FMG has terminated the tender offer as of September 22, 2008. No shares were purchased by FMG pursuant to the tender offer, and all shares tendered to FMG will be promptly returned.

PURCHASE OF STOCK

FMG, and certain of its officers, directors and affiliates, intend to pursue the purchase of shares of common stock of FMG, par value $.0001 per share (the “Common Stock”) directly from a limited number of institutional stockholders of the Company in separate and privately negotiated transactions to be executed at or prior to the Special Meeting (the “Private Purchases”). FMG’s management believes there may be institutional stockholders who do not intend to approve the Merger but are prepared to engage in private negotiations and sell their shares to avoid exercising their conversion rights. The Private Purchases will be contingent upon: (a) the selling stockholders voting in favor of the Proposals at the Special Meeting, (b) approval of the Proposals at the Special Meeting and (c) the consummation of the Merger. The terms of each such Private Purchase shall be negotiated on a case by case basis. FMG’s Board of Directors has recommended that you vote “FOR” the Proposals; however, stockholders should individually analyze the Proxy and this Supplement and determine for themselves the course of action they should take. If FMG stockholders do not approve Proposals 1, 2, 3 and 5, or if the sale of promissory notes or the Merger shall not have taken place, no shares will be purchased in the Private Purchases. FMG will not offer to purchase any shares owned by any officer, director or special advisor of FMG.

Consistent with the sources of funds for the tender offer which was described in the proxy, the funding for any such privately negotiated arrangements pursuant to which FMG will purchase shares would be from our available funds after the closing of the merger, including, but not limited to, the balance of proceeds held in the trust account, the working capital of United (as of the date of merger), and the proceeds we receive in connection with our sale of promissory notes immediately prior to the merger. Any purchases made by FMG’s officers, directors or affiliates will be made with funds from such officer, director or affiliate, as applicable.

Recommendation

THE BOARD OF DIRECTORS CONTINUES TO RECOMMEND THAT YOU VOTE IN FAVOR OF THE MERGER PROPOSAL AND ALL OTHER PROPOSALS AS SET FORTH IN THE PROXY STATEMENT DATED SEPTEMBER 4, 2008.

REVISED MERGER AGREEMENT

As of September 23, 2008, FMG, United Subsidiary Corp., a newly-incorporated Florida corporation and a wholly-owned subsidiary of FMG, and United Insurance Holdings L.C. entered into an Amendment to the Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) as follows:

Section 1.3 (a), subsections (v), (vi) and (vii) were amended to remove references to the tender offer and now reads as follows:

“(v) In addition to Sections 1.3(a)(i)-(iv), a number of shares of Common Stock equal to the quotient obtained by dividing (A) by (B), in accordance with the allocation set forth in Exhibit A. For the purposes of this subsection, (A) is the product obtained by multiplying (1) the percentage of Common Stock which will be owned by the Members in the aggregate immediately following the Closing, after giving effect to the shares purchased by FMG, its officers, directors or affiliates in privately negotiated transactions with a limited number of institutional investors at or prior to the Special Meeting (the “Privately Purchased Shares”) and the Exchange Offer and (2) the amount of the original issue discount (“OID”) of the Notes and (B) is $8.00;

(vi) In addition to Sections 1.3(a)(i)-(v), a number of shares of Common Stock equal to the quotient obtained by dividing (A) by (B), in accordance with the allocation set forth in Exhibit A. For the purposes of this subsection, (A) is the product obtained by multiplying (1) the percentage of Common Stock which will be owned by the Members in the aggregate immediately following the Closing, after giving effect to the Privately Purchased Shares and the Exchange Offer and (2) ten percent (10%) of the amount of cash required for the Privately Purchased Shares above the sum of $11,232,884 (being the amount reserved for the conversion rights of the public stockholders) and the cash proceeds received from the sale of Notes and (B) is $8.00;

(vii) In addition to Sections 1.3(a)(i)-(vi), a number of shares of Common Stock equal to the product obtained by multiplying (A) and (B) and dividing the resulting product by (C), in accordance with the allocation set forth in Exhibit A. For purposes of this subsection, (A) is the percentage of Common Stock which will be owned by the Members in the aggregate immediately following the Closing, on a fully diluted basis, after giving effect to the Privately Purchased Shares and the Exchange Offer and (B) is the product obtained by multiplying the excess of the average per share price of the Privately Purchased Shares over $8.00 and the sum of (1) the number of shares of Common Stock received by the Company in the Exchange Offer and (2) the number of Privately Purchased Shares and (C) is $8.00; and”

Section 6.1(g) was amended to remove references to the tender offer and exchange offer and now reads as follows:

“Section 6.1(g) of the Merger Agreement is deleted in its entirety and replaced with the following:

“(g) Private Placement. The Private Placement shall have been consummated.”

Dated: September 23, 2008	FMG ACQUISITION CORP.

	By:	/s/ Gordon G. Pratt
Gordon G. Pratt
Chairman, President and Chief Executive Officer

5